UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 9, 2025
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment No. 1 to Credit and Guaranty Agreement

On September 9, 2025, Dropbox, Inc. (the “Company”) entered into Amendment No. 1 (the “First Amendment”), to its existing Credit and Guaranty Agreement, dated as of December 11, 2024 (the “Existing Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto, the issuing bank and the administrative agent and collateral agent (the Existing Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”) to provide for, among other things, additional secured delayed draw term loans in an aggregate principal amount up to $700.0 million (the “2025 Delayed Draw Term Loans”). The Amended Credit Agreement provides for a secured term loan facility in an aggregate principal amount of up to $2.7 billion, consisting of $1.0 billion of existing term loans (the “Existing Term Loans”), which were borrowed on December 11, 2024, $1.0 billion of existing delayed draw term loans (the “Existing Delayed Draw Term Loans”) and $700.0 million of 2025 Delayed Draw Term Loans. In addition, the Amended Credit Agreement still provides for a secured letter of credit facility in an aggregate amount of up to $35.0 million. The proceeds of the 2025 Delayed Draw Term Loans may be used to prepay, repay, repurchase, redeem, exchange or settle upon conversion, the Company’s outstanding convertible senior notes due 2026. As of September 9, 2025, there were $995 million of Existing Term Loans, no Existing Delayed Draw Term Loans, no 2025 Delayed Draw Term Loans and no letters of credit outstanding under the Amended Credit Agreement.

The 2025 Delayed Draw Term Loans may be borrowed, subject to the satisfaction of certain conditions, during the period from the closing date of the First Amendment through March 15, 2026.

The outstanding principal amount of any 2025 Delayed Draw Term Loans borrowed under the Amended Credit Agreement and all accrued and unpaid interest thereon are due and payable on September 9, 2030. Beginning on the last business day of the quarter occurring after the funding of the 2025 Delayed Draw Term Loans, and continuing on the last business day of each quarter thereafter, the outstanding 2025 Delayed Draw Term Loans must be repaid in equal quarterly installments equal to 0.25% of the original principal amount of such 2025 Delayed Draw Term Loans. In addition, the 2025 Delayed Draw Term Loans are subject to the same mandatory prepayments as the Existing Term Loans and any Existing Delayed Draw Term Loans, including with certain excess cash flows, the proceeds of certain asset sales and the incurrence of indebtedness (other than indebtedness permitted under the Amended Credit Agreement). The Company is permitted to prepay the 2025 Delayed Draw Term Loans at any time in whole or in part, subject to a prepayment premium equal to 2% of the aggregate principal amount prepaid on or prior to September 9, 2026, and 1% of the aggregate principal amount prepaid after September 9, 2026, but on or prior to September 9, 2027. 2025 Delayed Draw Term Loans repaid or prepaid may not be reborrowed.

Consistent with the Existing Term Loans and any Existing Delayed Draw Term Loans, the 2025 Delayed Draw Term Loans will bear interest, at the Company’s option, at either (a) an alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the greater of the federal funds effective rate or overnight bank funding rate then in effect, plus 0.50% per annum, and (iii) a term SOFR rate determined on the basis of a one-month interest period plus 1.00% per annum, in each case, plus a margin of 2.75%, or (b) a term SOFR rate (based on one, three or six month interest periods), plus a margin of 3.75%. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternative base rate or on the last day of an interest period, but at least every three months, with respect to borrowing bearing interest at the term SOFR rate. Pursuant to the terms of the Amended Credit Agreement, the Company is required to pay a quarterly commitment fee that accrues at a rate of 1.00% per annum on the unused portion of the commitments for the 2025 Delayed Draw Term Loans.

Certain of the Lenders and/or their affiliates have engaged in, and may in the future engage in commercial banking, investment banking and other banking and/or financial services with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Matthews South served as financial advisor to the Company.

The other material terms of the Existing Credit Agreement remain unchanged. Additional details of the Existing Credit Agreement were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2024, and are incorporated herein by reference.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the copy attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release announcing the First Amendment and a new repurchase program described below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 9, 2025, the Company announced the authorization of a new share repurchase program for the purchase of an additional $1.5 billion of its Class A common stock. Repurchases will be made from time-to-time, subject to general business and market conditions, other investment opportunities, and applicable legal requirements. Repurchases may be made through open market purchases or in privately negotiated transactions, including through Rule 10b5-1 plans.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Credit and Guaranty Agreement, dated as of September 9, 2025, by and among the Company, the guarantors party thereto, the lenders party thereto, the issuing bank and the administrative agent and collateral agent.

99.1	Press Release, dated September 9, 2025.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2025

Dropbox, Inc.
/s/ Timothy Regan
Timothy Regan
Chief Financial Officer